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                                                                      Exhibit 21

                         Subsidiaries of NaviSite, Inc.


Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

Avasta, Inc.                                                 California
ClearBlue Technologies Management, Inc.                      Delaware
ClearBlue Technologies/Chicago-Wells, Inc.                   Delaware
Clear Blue Technologies/Las Vegas, Inc.                      Delaware
ClearBlue Technologies/Los Angeles, Inc.                     Delaware
ClearBlue Technologies/Milwaukee, Inc.                       Delaware
ClearBlue Technologies/Oak Brook, Inc.                       Delaware
ClearBlue Technologies/Vienna, Inc.                          Delaware
ClearBlue Technologies/Dallas, Inc.                          Delaware
ClearBlue Technologies/New York, Inc.                        Delaware
ClearBlue Technologies/San Francisco, Inc.                   Delaware
Conxion Corporation                                          California
Intrepid Acquisition Corp.                                   Delaware
Lexington Acquisition Corp.                                  Delaware